      As filed with the Securities and Exchange Commission on July 19, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                               TRANSGENOMIC, INC.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                   91-1789357
     -------------------------------                   --------------------
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

              5600 South 42nd Street,
                     Omaha, NE                               68107
      --------------------------------------                --------
     (Address of principal executive offices)              (Zip code)


                               TRANSGENOMIC, INC.
               SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN
               --------------------------------------------------
                            (Full title of the plan)

            Collin J. D'Silva
   Chairman and Chief Executive Officer
            Transgenomic, Inc.
         5600 South 42nd Street,
            Omaha, NE 68107                           (402) 738-5480
   -------------------------------------       --------------------------------
  (Name and address of agent for service)     (Telephone number, including area
                                                  code, of agent for service)

                                   Copies to:
                                -----------------
                              Steven P. Amen, Esq.
                                 Kutak Rock LLP
                               1650 Farnam Street
                              Omaha, Nebraska 68102
                                 (402) 346-6000

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                                         Maximum
                                                      Proposed Maximum   Aggregate
Title of Securities to be        Amount to Be         Offering Price     Offering       Amount of
Registered                       Registered (1)       Per Share (2)      Price (3)      Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                  6,000,000 shares         $25.89         $77,355,386        $20,422
-----------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Registrant's common stock which become issuable under the Second Amended and Restated 1997 Stock Option Plan, as amended from time to time, with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the



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         Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price per share is estimated to be $[ ] based on the average of the high ($25.88) and low ($30.02) sale prices for the Common Stock in the Nasdaq National Market on July 18, 2000, as reported in the WALL STREET JOURNAL on July 19, 2000.

(3) Calculated pursuant to Rule 457(h) and equal to the sum of the following: (a) $16,390,250 from the issuance of 3,278,050 shares under outstanding options with an exercise price of $5.00 per share; (b) $1,405,000 from the issuance of 140,500 shares under outstanding options with an exercise price of $10.00 per share; (c) $7,325,500 from the issuance of 563,500 shares under outstanding options with an exercise price of $13.00 per share; and (d) $52,234,636 from the issuance of 2,017,950 shares at an exercise price calculated in the manner set forth in note 2.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act") and the Note to Part I of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, previously filed with the Securities and Exchange Commission by Transgenomic, Inc. (the "Registrant") pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) Prospectus, dated July 18, 2000, relating to issuance of 4,480,000 shares of our common stock filed under Rule 424(b) on July 18, 2000 (File No. 333-32174).

         (b) All reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement.

         (c) Description of our common stock incorporated into our Registration Statement on Form 8-A filed with the SEC on July 11, 2000 (File No. 000-30975).

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

         As permitted by the Delaware General Corporation Law, our Restated Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize further elimination or limiting of directors' personal liability, then the Restated Certificate provides that the personal liability of directors will be eliminated or limited to the fullest extent provided under the Delaware General Corporation Law.

         As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Bylaws provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) we may indemnify our other employees and agents as set forth in the Delaware General Corporation Law, (3) we are required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain conditions and (4) the rights conferred by the Restated Certificate of Incorporation and Bylaws are not exclusive.

         The Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers provided that the corporation shall not eliminate or limit the liability of a director as follows:

         (a) for any action brought by or in the right of a corporation where the director or officer is adjudged to be liable to the corporation, except where a court determines the director or officer is entitled to indemnity;

         (b) for acts or omissions not in good faith or which involve conduct that the director or officer believes is not in the best interests of the corporation;

         (c) for knowing violations of the law;

         (d) for any transaction from which the directors derived an improper personal benefit; and

         (e) for payment of dividends or approval of stock repurchases or redemptions leading to liability under Section 174 of the Delaware General Corporation Law.

         The Delaware General Corporation Law requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

         We maintain a director and officer insurance policy which insures our directors and officers against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as directors and officers.

         Reference is also made to the form of Underwriting Agreement filed as
Exhibit 1 to this Registration Statement for our and the Underwriters' respective agreements to indemnify each other, and to provide contribution in circumstances where indemnification is unavailable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8. EXHIBITS.

         The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.


Exhibit                       Description
Number                        -----------
------
4(a)          Specimen of Certificate of the Registrant's Common Stock, par
              value $0.01 per share (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1 (Commission
              file No. 333-32174) dated March 10, 2000)

4(b)          The Registrant's Second Amended and Restated 1997 Stock Option
              Plan (incorporated by reference to Exhibit 10.6 of the Registrant's Registration Statement on Form S-1 (Commission file
              No. 333-32174) dated March 10, 2000)

5             Opinion of Kutak Rock LLP

23(a)         Consent of Kutak Rock LLP (included as part of Exhibit 5)

23(b)         Consent of Deloitte & Touche LLP

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

              (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (h) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant as described in Item 6 hereof or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 19, 2000.

                                        TRANSGENOMIC, INC.

                                        By /s/ Collin J. D'Silva
                                           ------------------------------------
                                           Collin J. D'Silva,
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of July 19, 2000.


    Signature                                                   Title
     --------                                                   ------
/s/ Collin J. D'Silva                             Chairman of the Board, Director,
------------------------------------              President and Chief Executive Officer
Collin J. D'Silva                                 (Principal Executive Officer)

/s/ William P. Rasmussen                          Chief Financial Officer
------------------------------------
William P. Rasmussen

/s/ Mitchell L. Murphy                            Controller and Secretary (Principal
-------------------------------------             Financial Officer)
Mitchell L. Murphy

/s/ Stephen F. Dwyer                              Director
------------------------------------
Stephen F. Dwyer

/s/ Douglas T. Gjerde                             Director
------------------------------------
Douglas T. Gjerde, Ph.D.

/s/ Jeffrey Sklar                                 Director
------------------------------------
Jeffrey Sklar, M.D., Ph.D.

/s/ Roland J. Santoni                             Director
------------------------------------
Roland J. Santoni

/s/ Gregory J. Duman                              Director
------------------------------------
Gregory J. Duman

/s/ Parag Saxena                                  Director
------------------------------------
Parag Saxena

                                  EXHIBIT INDEX


Exhibit                         Description
Number                          -----------
------
4(a)          Specimen of Certificate of the Registrant's Common Stock, par
              value $0.01 per share (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1 (Commission
              file No. 333-32174) dated March 10, 2000)

4(b)          The Registrant's Second Amended and Restated 1997 Stock Option
              Plan (incorporated by reference to Exhibit 10.6 of the Registrant's Registration Statement on Form S-1 (Commission file
              No. 333-32174) dated March 10, 2000)

5             Opinion of Kutak Rock LLP

23(a) Consent of Kutak Rock LLP (contained in its opinion filed as Exhibit 5)

23(b)         Consent of Deloitte & Touche LLP